Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2003 Equity Incentive Plan of Parkway Properties, Inc. of our report dated March 2, 2004, with respect to the consolidated financial statements and schedule of Parkway Properties, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

Ernst & Young LLP

New Orleans, Louisiana

May 6, 2004